Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports First Quarter Results
Company delivers record quarterly revenue, provides upward guidance for Q2’17

LIVERMORE, Calif. — May 3, 2017 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2017 ended April 1, 2017. Quarterly revenues were $128.8 million, up 4% from $123.9 million reported in the fourth quarter of fiscal 2016 and up 140% from $53.6 million for the first quarter of fiscal 2016.

“FormFactor delivered record quarterly revenue in the first quarter driven by robust demand from all our customers,” said Mike Slessor, CEO of FormFactor, Inc. “We continue to see strong momentum across all our product lines, as our large customers continue their technology node transitions and new design introductions. We are in a stronger position than we were one year ago, and are benefitting from significant scale, diversified market drivers, and a broad portfolio of leading test and measurement products. Our focus remains on execution to drive continued revenue growth and EPS expansion.”

First Quarter Highlights

On a GAAP basis, net income for the first quarter of fiscal 2017 was $5.2 million, or $0.07 per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2016 of ($15.4) million, or ($0.22) per fully-diluted share, and a net loss for the first quarter of fiscal 2016 of $(13.8) million, or $(0.24) per fully-diluted share.

On a non-GAAP basis, net income for the first quarter of fiscal 2017 was $17.3 million, or $0.24 per fully-diluted share, compared to a net income for the fourth quarter of fiscal 2016 of $14.4 million, or $0.20 per fully-diluted share, and net loss for the first quarter of fiscal 2016 of $(6.3) million, or $(0.11) per fully-diluted share. A reconciliation of GAAP to non-GAAP net income (loss) and net income (loss) per share is provided in the schedules included below.

Cash generation in the first quarter of fiscal 2017 was $13.0 million, compared to cash generation in the fourth quarter of fiscal 2016 of $2.1 million and cash usage of $(0.4) million for the first quarter of fiscal 2016. Free cash flow for the first quarter of fiscal 2017 was $15.5 million. A reconciliation of net cash provided from operating activities to free cash flow generation is provided in the schedules included below.

Outlook

Dr. Slessor added, “We have grown incrementally more positive on our view of 2017 overall, and despite typical visibility challenges, we now expect revenues for the second half of 2017 to approach the revenue levels we are delivering in the first half.”

For the second quarter ending on July 1, 2017, FormFactor is providing the following guidance*:

	U.S. GAAP	Reconciling Items**	Non-GAAP
Revenue	$130 million to $138 million	—	$130 million to $138 million
Gross Margin	37% to 40%	$7.0 million	42% to 45%
Net income per diluted share	$0.08 to $0.14	$0.16	$0.24 to $0.30
*This guidance assumes consistent foreign currency rates

**Reconciling items are stock based compensation and amortization of intangibles and integration expenses

The company has posted its revenue breakdown by region and market segment on the Investor Relations section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of the company’s web site at www.formfactor.com. A telephone recording of the conference call will be available approximately two hours after the conclusion of the call. The recording will be available by telephone through May 5, 2017, 8:30 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 7884430. The recording will also be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses and gains. Reconciliations of the adjustments to GAAP results for the three months ended April 1, 2017 are provided below. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Net Income (loss) and Adjustments” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a worldwide leader in essential test technologies and expertise, including a broad portfolio of high-performance probe cards, engineering probes, probe stations and reliability test systems. For semiconductor companies and scientific institutions, FormFactor delivers access to electrical information from wafers, integrated circuits (ICs), IC packages, optical devices, and more. Customers use FormFactor’s products and services to lower overall production costs, improve their yields, and enable complex next-generation ICs. The Company services customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

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Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations, the anticipated results of the acquisition of Cascade Microtech and anticipated stock repurchases. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning gross margins and profitability; future financial and operating results; benefits of the acquisition of Cascade Microtech; potential synergies and cost savings; the ability of the Company to drive growth and expand customer and partner relationships; the plans, strategies and objectives of the Company for future operations; the expected development, performance, market share or competitive performance relating to the Company’s products and services; anticipated stock repurchases; and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Company to realize the anticipated benefits of the acquisition of Cascade Microtech; the Company’s ability to remain in compliance with the terms of its debt financing; changes in demand for the Company’s products; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes in the market, macro-economic environments, and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1, 2017	March 26, 2016
Revenues	$128,829	$53,611
Cost of revenues	81,258	43,819
Gross profit	47,571	9,792
Operating expenses:
Research and development	17,414	10,849
Selling, general and administrative	22,829	12,516
Restructuring and impairment charges, net	269	—
Total operating expenses	40,512	23,365
Operating income (loss)	7,059	(13,573)
Interest income, net	67	117
Other income (expense), net	(1,574)	(314)
Income (loss) before income taxes	5,552	(13,770)
Provision for income taxes	367	30
Net income (loss)	$5,185	$(13,800)
Net income (loss) per share:
Basic	$0.07	$(0.24)
Diluted	$0.07	$(0.24)
Weighted-average number of shares used in per share calculations:
Basic	71,423	58,431
Diluted	72,922	58,431

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1, 2017	March 26, 2016
GAAP net income (loss)	$5,185	$(13,800)
Adjustments to reconcile GAAP net income (loss) to Non-GAAP net income (loss):
Stock-based compensation	3,302	2,734
Restructuring and impairment charges, net	269	—
Acquisition and integration related expenses	588	2,001
Amortization of intangibles	8,540	2,770
Contingencies	(206)	—
Income tax effect of non-GAAP adjustments	(427)	—
Non-GAAP net income (loss)	$17,251	$(6,295)

Non-GAAP net income (loss) per share:
Basic	$0.24	$(0.11)
Diluted	$0.24	$(0.11)

Weighted-average number of shares used in per share calculations:
Basic	71,423	58,431
Diluted	72,922	58,431

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

Net cash provided from operating activities		$17,803
Adjustments to reconcile GAAP cash provided from operating activities to free cash flow:
Debt-related interest expense	1,172
Capital expenditures	(3,465)
	(2,293)	(2,293)
Free cash flow		$15,510

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$114,437	$101,408
Marketable securities	7,497	7,497
Accounts receivable, net	79,439	70,225
Inventories, net	60,371	59,806
Restricted cash	4	106
Refundable income taxes	1,105	1,391
Prepaid expenses and other current assets	11,348	14,276
Total current assets	274,201	254,709
Restricted cash	1,116	1,082
Property, plant and equipment, net	45,153	42,663
Goodwill	188,185	188,010
Intangibles, net	118,444	126,608
Deferred tax assets	3,322	3,310
Other assets	2,246	2,600
Total assets	$632,667	$618,982
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,316	$34,075
Accrued liabilities	26,292	30,184
Current portion of term loan	14,601	12,701
Income taxes payable	50	442
Deferred revenue	6,590	5,305
Total current liabilities	90,849	82,707
Long-term income taxes payable	1,290	1,315
Term loan, less current portion	116,872	125,475
Deferred tax liabilities	3,770	3,703
Deferred rent and other liabilities	4,536	4,726
Total liabilities	217,317	217,926
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	840,786	833,412
Accumulated other comprehensive loss	(2,135)	(3,740)
Accumulated deficit	(423,301)	(428,616)
Total stockholders’ equity	415,350	401,056
Total liabilities and stockholders’ equity	$632,667	$618,982

About our Non-GAAP Net Income (loss) and Adjustments:

We believe that the presentation of non-GAAP net income (loss), non-GAAP earnings per fully-diluted share and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income (loss) and non-GAAP fully-diluted earnings per share by adjusting GAAP net income (loss) and GAAP earnings per fully-diluted share to remove the impact of certain items and the tax effect of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per fully-diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per fully-diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of non-GAAP Net Income (loss)” included in this press release.